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                                                                       EXHIBIT 5


                     Ballard Spahr Andrews & Ingersoll, LLP
                         1735 Market Street, 51st Floor
                             Philadelphia, PA 19103



                                            April 15, 1998


Alkermes, Inc.
64 Sidney Street
Cambridge, Massachusetts  02139

     Re:  Registration Statement on Form S-3 for Alkermes, Inc.
          -----------------------------------------------------

Ladies and Gentlemen:

     We have acted as counsel to Alkermes, Inc., a Pennsylvania corporation (the "Company"), and are rendering this opinion in connection with the filing of a Registration Statement on Form S-3 (the "Registration Statement") by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration by the Company of (i) 2,300,000 shares of the Company's $3.25 Convertible Exchangeable Preferred Stock, par value $.01 per share (the "Preferred Stock"), (ii) $115,000,000 principal amount of its 6 1/2% Convertible Subordinated Debentures (the "Debentures") and (iii) 3,881,940 shares of the Company's common stock, par value $.01 share (the "Common Stock"), issuable upon conversion of the Preferred Stock or the Debentures if issued (the "Conversion Shares"), all of which are to be sold by certain holders of the Preferred Stock, the Debentures, if issued, or the Conversion Shares as described in the Registration Statement (the "Selling Shareholders"). The Debentures will be issued, if at all, under an Indenture dated as of March 1, 1998 (the "Indenture") by and between the Company and State Street Bank and Trust Company, as Trustee (the "Trustee").

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement and all exhibits thereto,
(ii) the Second Amended and Restated Articles of Incorporation, as amended, of the Company (the "Articles"), (iii) the Indenture, (iv) the specimen Preferred Stock Certificate and (v) the form of Debenture. We have also examined such corporate records and other agreements, documents and instruments, and such certificates or comparable documents of public officials and officers and representatives of the Company and have made such inquiries of such officers and representatives and have considered such matters of law as we have deemed appropriate as the basis for the opinions hereinafter set forth, including the Company's By-laws, as amended, certain resolutions adopted by the Board of Directors of the Company relating to the issuance of the Preferred Stock, the Debentures and the Conversion Shares and statements from certain officers of the Company. In delivering this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of originals of all such latter documents, and the accuracy and completeness of all records, information and statements submitted to us by officers and representatives of the Company. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization of all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof with respect to such parties.

     Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

     1. The shares of Preferred Stock to be sold by the Selling Shareholders are duly authorized, legally issued, fully paid and nonassessable.

     2. The Debentures, when issued, executed and delivered in exchange for the Preferred Stock in accordance with the terms of the Articles and the Indenture, and when authenticated and delivered by the Trustee


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Alkermes, Inc.
April 15, 1998
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in accordance with the Indenture and assuming no change in the law from the date of this opinion, will be legally issued and binding obligations of the Company.

     3. The Conversion Shares have been duly authorized by the Company and, when issued and delivered in accordance with the terms of the Articles or the Indenture, as the case may be, will be validly issued, fully paid and nonassessable, assuming no change in applicable law.

     We express no opinion as to the law of any jurisdiction other than the federal law of the United States and the law of the Commonwealth of Pennsylvania.

     We hereby consent to the sole use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus included therein. This opinion is not to be used, circulated, quoted, referred to or relied upon by any other person or for any other purpose without our prior written consent.



                                      Very truly yours,

                                      /s/ Ballard Spahr Andrews & Ingersoll, LLP